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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Telewest Communications plc:

  We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3, No. 333-70999, of Tele-Communications, Inc. of our report, dated March 19, 1998, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Audit Plc
                                          KPMG Audit Plc
                                          Chartered Accountants
                                          Registered Auditors

London, England

February 8, 1999